Exhibit 99.1

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for July 2016

ATLANTA, August 2, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for July 2016.

Consolidated passenger unit revenue (PRASM) for the month of July declined 7.0% year over year, consistent with the company's expectations for the quarter. This result was driven by continued close-in domestic yield weakness, the ongoing supply-demand imbalance in the Transatlantic, and headwinds from the company’s Yen hedge positions.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
July consolidated PRASM change year over year	(7.0)%
July mainline completion factor	99.7%
July on-time performance (preliminary DOT A14)	81.6%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 335 destinations in 61 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the effects of terrorist attacks or geopolitical conflict; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the likely exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Aug. 2, 2016, and which we have no current intention to update.

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	Monthly Traffic Results (a)					Year to Date Traffic Results (a)
	July 2016	July 2015	Change			July 2016	July 2015	Change

RPMs (000):
Domestic	12,427,419	12,203,104	1.8%			76,272,256	73,052,397	4.4%
Delta Mainline	10,572,602	10,291,665	2.7%			64,211,382	60,961,185	5.3%
Regional	1,854,817	1,911,439	(3.0%	)		12,060,874	12,091,212	(0.3%	)
International	8,726,177	8,702,193	0.3%			49,010,342	48,828,728	0.4%
Latin America	1,831,957	1,805,937	1.4%			12,468,954	11,803,174	5.6%
Delta Mainline	1,781,201	1,770,720	0.6%			12,122,750	11,579,977	4.7%
Regional	50,756	35,217	44.1%			346,203	223,197	55.1%
Atlantic	4,743,845	4,637,013	2.3%			22,976,541	22,975,377	0.0%
Pacific	2,150,375	2,259,243	(4.8%	)		13,564,848	14,050,177	(3.5%	)
Total System	21,153,597	20,905,297	1.2%			125,282,599	121,881,125	2.8%

ASMs (000):
Domestic	14,350,955	13,777,995	4.2%			89,675,606	85,075,138	5.4%
Delta Mainline	12,109,575	11,498,826	5.3%			74,568,491	70,021,319	6.5%
Regional	2,241,380	2,279,169	(1.7%	)		15,107,116	15,053,819	0.4%
International	9,925,419	9,994,532	(0.7%	)		58,718,380	59,231,340	(0.9%	)
Latin America	2,025,063	2,038,284	(0.6%	)		14,751,975	14,290,935	3.2%
Delta Mainline	1,967,299	1,998,394	(1.6%	)		14,322,257	14,003,946	2.3%
Regional	57,764	39,890	44.8%			429,717	286,989	49.7%
Atlantic	5,526,327	5,407,534	2.2%			28,513,506	28,451,556	0.2%
Pacific	2,374,029	2,548,714	(6.9%	)		15,452,899	16,488,849	(6.3%	)
Total System	24,276,374	23,772,527	2.1%			148,393,986	144,306,478	2.8%

Load Factor:
Domestic	86.6%	88.6%	(2.0)		pts	85.1%	85.9%	(0.8)		pts
Delta Mainline	87.3%	89.5%	(2.2)		pts	86.1%	87.1%	(1.0)		pts
Regional	82.8%	83.9%	(1.1)		pts	79.8%	80.3%	(0.5)		pts
International	87.9%	87.1%	0.8		pts	83.5%	82.4%	1.1		pts
Latin America	90.5%	88.6%	1.9		pts	84.5%	82.6%	1.9		pts
Delta Mainline	90.5%	88.6%	1.9		pts	84.6%	82.7%	1.9		pts
Regional	87.9%	88.3%	(0.4)		pts	80.6%	77.8%	2.8		pts
Atlantic	85.8%	85.8%	0.0		pts	80.6%	80.8%	(0.2)		pts
Pacific	90.6%	88.6%	2.0		pts	87.8%	85.2%	2.6		pts
Total System	87.1%	87.9%	(0.8)		pts	84.4%	84.5%	(0.1)		pts

Mainline Completion Factor	99.7%	99.9%	(0.2)		pts

Passengers Boarded	17,109,491	17,103,034	0.0%			107,372,749	103,754,353	3.5%

Cargo Ton Miles (000):	170,014	192,859	(11.8%	)		1,140,096	1,285,696	(11.3%	)

a Results include flights operated under contract carrier arrangements

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